SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

  Filed by the Registrant {X}

  Filed by a Party other than the Registrant {_}

  Check the appropriate box:
  {_}  Preliminary Proxy Statement
  {_} Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  {_}  Definitive Proxy Statement
  {X}  Definitive Additional Materials
  { }  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      GREAT WESTERN FINANCIAL CORPORATION
                   -----------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   -----------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

  Payment of Filing Fee (Check the appropriate box):

  {X}  No fee required.

  {_}  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___

       (4)  Proposed maximum aggregate value of transactions: ________________

       (5)  Total fee paid.
  --------
  {_}  Fee paid previously with preliminary materials.

  {_} Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid: __________________________________________

       (2)  Form, Schedule or Registration Statement No.: ____________________

       (3)  Filing Party: ____________________________________________________

       (4)  Date Filed: ______________________________________________________



                           [Great Western Letterhead]

                       YOUR VOTE IS EXTREMELY IMPORTANT!

                                                             May 29, 1997

     Dear Great Western Stockholder:

     Just two weeks from now, at a Special Meeting of Stockholders on June 13, you will have the opportunity to vote on the Washington Mutual merger. On the same day, you also will have the opportunity at Great Western's Annual Meeting to vote on the election of directors and on various amendments to your company's By-laws proposed by H.F. Ahmanson & Company.

     In connection with your vote, we are pleased to enclose two documents we think you will find of great interest:

     o First, a letter to Great Western stockholders from Kerry Killinger, Chairman, President and Chief Executive Officer of Washington Mutual.

     o    Second, a copy of an ad we recently ran in several newspapers.

     You can help pave the way for prompt completion of the Washington Mutual merger. To approve the merger at the Special Meeting, simply sign, date and return the enclosed GREEN voting instruction form today. Under separate cover you are receiving a GOLD voting instruction form relating to the Annual Meeting, which we urge you also to sign, date and return.

     YOUR VOTE ON BOTH THE GREEN AND GOLD VOTING INSTRUCTION FORMS IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU MAY OWN. If you have any questions about how to vote your shares, please call our proxy solicitor, Georgeson & Company Inc., toll-free at 1-800-223-2064.

     Thank you for your continued support.

     Sincerely,

     /s/ John F. Maher                                 /s/ James F. Montgomery
     John F. Maher                                     James F. Montgomery
     President and Chief                               Chairman of the Board
     Executive Officer

                       VOTE GREEN! VOTE GOLD! VOTE TODAY!



                           [Great Western Letterhead]

                       YOUR VOTE IS EXTREMELY IMPORTANT!

                                                             May 29, 1997

   Dear Great Western Stockholder:

   Just two weeks from now, at a Special Meeting of Stockholders on June 13, you will have the opportunity to vote on the Washington Mutual merger. On the same day, you also will have the opportunity at Great Western's Annual Meeting to vote on the election of directors and on various amendments to your company's By-laws proposed by H.F. Ahmanson & Company.

   In connection with your vote, we are pleased to enclose two documents we think you will find of great interest:

   o    First, a letter to Great Western stockholders from Kerry
        Killinger, Chairman, President and Chief Executive Officer of Washington Mutual.

   o    Second, a copy of an ad we recently ran in several newspapers.

   You can help pave the way for prompt completion of the Washington Mutual merger. We urge you to sign, date and return:

   o The enclosed GREEN proxy card to vote FOR the Washington Mutual merger at the Special Meeting,

        AND

   o The enclosed GOLD proxy card to vote FOR the Board's nominees and AGAINST each of the other proposals at the Annual Meeting.

   YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU MAY OWN. Please sign and date the GREEN and GOLD cards and return BOTH of
   them today in the enclosed postage-paid envelope.              ----

   If you have any questions about how to vote your shares, please call our proxy solicitor, Georgeson & Company Inc., toll-free at 1-800-223-2064.

   Thank you for your continued support.

   Sincerely,

   /s/ John F. Maher                                 /s/ James F. Montgomery
   John F. Maher                                     James F. Montgomery
   President and Chief                               Chairman of the Board
   Executive Officer

                       VOTE GREEN! VOTE GOLD! VOTE TODAY!



                         [Washington Mutual Letterhead]

                                           May 29, 1997

   Dear Great Western Stockholder:

   I am writing to you today seeking your support of the definitive merger agreement between Washington Mutual, Inc. and Great Western Financial Corporation. Our proposed merger is the only transaction that has the unanimous support of the board of directors and management of your company. It also provides the surest and fastest means of maximizing the value of your investment in Great Western. With your approval at the June 13 special meeting and with regulatory approval expected in the near future, we anticipate closing the transaction as soon as late June or early July.

   Over the years, Washington Mutual has implemented a business strategy focused on profitable growth and creation of shareholder value. The success of this strategy is well documented: From April 1990 -- when our core executive management team came together -- through April 1997, the total cumulative return on Washington Mutual's common stock, including the re-investment of dividends, was an impressive 788%.
   This cumulative return exceeded that of every company in our peer group and was more than double that of the Standard and Poor's Financial Index.

   Meanwhile, we have maintained a focus on financial discipline, earnings growth, strong capital levels and high asset quality, while delivering on our commitment to make our communities better places to live and work. It is within this framework that our company has successfully completed more than 20 mergers and acquisitions since 1987 and that we entered into our agreement with Great Western.

   By approving this merger, you will be creating one of the nation's leading financial services companies and one of the dominant consumer banking franchises on the West Coast. With operations from Seattle to San Diego and a strong presence in the Southeastern United States, our combined companies will be in an even stronger position to expand market share and serve an ever growing number of customers.

   As chairman and chief executive officer of Washington Mutual as well as a significant stockholder, I can assure you that maximizing long-term shareholder value will continue to be a driving force for our company once the merger is completed. By approving the Washington Mutual/Great Western merger, you will be ensuring a timely conclusion to this transaction, as well as creating a company immediately positioned for growth and success in the years ahead.

                                           Respectfully,

                                           /s/ Kerry K. Killinger



      TO ALL GREAT WESTERN STOCKHOLDERS:
      ---------------------------------

                                AFTER 100 DAYS
                              THE END IS IN SIGHT

      In mid-February, H. F. Ahmanson & Company made an unsolicited proposal to acquire Great Western Financial Corporation. Your Board responded by finding a superior merger with Washington Mutual, Inc. Now, 100 days later, the end is in sight. With your vote and the receipt of regulatory approvals, which are expected shortly, you can be in a position to RECEIVE YOUR WASHINGTON MUTUAL SHARES BY EARLY JULY.

          o On June 13 -- in just 15 days -- you will have the opportunity to vote on and approve Great Western's strategic merger with Washington Mutual.

          o Both companies continue to move forward toward consummating the merger. Our joint proxy statement/prospectus has been sent to stockholders -- and GREAT WESTERN AND WASHINGTON MUTUAL ARE ON A FAST TRACK TOWARD DELIVERING TO STOCKHOLDERS THE BENEFITS OF THE MERGER.

          o On May 20, the Office of Thrift Supervision declared that Washington Mutual's application to acquire Great Western was informationally complete. THIS IS YET ANOTHER IMPORTANT STEP TOWARD REGULATORY APPROVAL, WHICH WE EXPECT BY LATE JUNE OR EARLY JULY.

          o After the merger closes, it is anticipated that Washington Mutual would integrate the two companies quickly and begin to achieve the expected cost savings, operating efficiencies and revenue enhancements. WASHINGTON MUTUAL HAS A LONG TRACK RECORD OF SUCCESSFULLY INTEGRATING BOTH IN-MARKET AND OUT-OF-MARKET ACQUISITIONS OF BANKS AND THRIFTS OF VARYING SIZES.

   Remember, Ahmanson has gone to Court in an effort to prevent you from voting on the merger on June 13. IF AHMANSON HAD ITS WAY, THE MERGER VOTE WOULD BE DELAYED UNTIL LATE SUMMER -- POSSIBLY UNTIL AFTER LABOR DAY -- and your opportunity to receive your Washington Mutual shares in the merger could be delayed for MONTHS!

                            PROTECT YOUR INVESTMENT.
                   VOTE THE GREEN AND GOLD PROXY CARDS TODAY!
                            -----     ----

                       GREAT WESTERN/WASHINGTON MUTUAL--
          SUPERIOR MERGER . . . SUPERIOR PARTNER . . . SUPERIOR VALUE

                              [Great Western logo]

   May 29, 1997

                                   IMPORTANT
             If you have any questions, please call our solicitor,
                            GEORGESON & COMPANY INC.
     Call toll free:  800-223-2064.  Banks and brokers call:  212-449-9800.



                              --IMPORTANT REMINDER--

                        THIS IS NOT A DUPLICATE MAILING!

   The enclosed GOLD voting instruction form relates to Great Western's upcoming Annual Meeting. We have mailed to you, under separate cover, the GREEN voting instruction form for the vote on the Washington Mutual merger at Great Western's Special Meeting.

   WE URGE YOU TO PROTECT THE VALUE OF YOUR INVESTMENT BY SIGNING, DATING AND RETURNING BOTH THE GOLD AND GREEN VOTING INSTRUCTION FORMS TODAY.

   If you have any questions about how to vote your shares, please call our proxy solicitor, Georgeson & Company Inc., toll-free at 1-800-223-2064.

   Thank you for your support.

   GREAT WESTERN FINANCIAL CORPORATION.